Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Registration Statement to Form F-1 on Form F-3 Registration Statement No. 333-238990 and 333-239399 of our report dated March 31, 2020, relating to the financial statements of Castor Maritime Inc. appearing in the Annual Report on Form 20-F of Castor Maritime Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
August 21, 2020